EXHIBIT 21

LIST OF SUBSIDIARIES (1)

Anadarko Algeria Company LLC (2)

                a Delaware limited liability company,

Anadarko E&P Company LP (2)

                a Delaware limited partnership,

Anadarko Energy Services Company

                a Delaware corporation,

Anadarko Ghana Mahogany-1 Company

                a Cayman Islands corporation,

Anadarko Global Funding 1 Company

                a Cayman Islands corporation,

Anadarko Global Funding II Ltd.

                a Bahama Islands limited liability company,

Anadarko Global Holdings Company

                a Delaware corporation,

Anadarko Holding Company (2)

                a Utah corporation,

Anadarko Land Corp

                a Nebraska corporation,

Anadarko Limited Resources LLC

                a Delaware limited liability company,

Anadarko Midkiff/Chaney Dell LLC

                a Delaware limited liability company,

Anadarko Offshore Holding Company, LLC (2)

                a Delaware limited liability company,

Anadarko US Offshore Corporation (2)

                a Delaware corporation,

Anadarko WCTP Company

                a Cayman Islands corporation,

Anadarko West Texas LLC

                a Delaware limited liability company,

Anadarko Worldwide Holdings CV

                a Netherlands limited partnership,

Bitter Creek Coal Company

                a Utah corporation,

Howell Petroleum Corporation

                a Delaware corporation,

Kerr-McGee (Nevada) LLC

                a Nevada limited liability company,

Kerr-McGee China Petroleum LTD.

                a Bahama Islands limited liability company,

Kerr-McGee Corporation (2)

                a Delaware corporation,

Kerr-McGee Energy Services Corporation

                a Delaware corporation,

Kerr-McGee Gathering LLC

                a Colorado limited liability company,

Kerr-McGee Oil and Gas Onshore LP (2)

                a Delaware limited partnership,

Kerr-McGee Onshore Holding LLC (2)

                a Delaware limited liability company,

Kerr-McGee Shared Services Company LLC (2)

                a Delaware limited liability company,

Kerr-McGee Worldwide Corporation (2)

                a Delaware corporation,

KM BM-C Seven Ltd.

                a Bahamas limited liability company,

KM Investment Corporation

                a Nevada corporation,

Lance Oil & Gas Company, Inc.

                a Delaware corporation,

Mountain Gas Resources LLC

                a Delaware limited liability company,

Resources Holding Inc.

                a Delaware corporation,

Rock Springs Royalty Company LLC

                a Utah limited liability company,

Upland Industries Corporation

                a Nebraska corporation,

Western Gas Resources, Inc.(2)

                a Delaware corporation,

WGR Asset Holding Company LLC

                a Delaware limited liability company,

WGR Holdings, LLC

                a Delaware limited liability company,

WGR Operating, LP

                a Delaware limited partnership,

WHL, Inc.(2)

                a Delaware corporation

(1)

The names of certain subsidiaries have been omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as of the end of the year covered by this report, as defined under the Securities and Exchange Commission Regulation S-X 210.1-02(w).

(2)	Subsidiary meets the conditions of a significant subsidiary under the Securities and Exchange Commission Regulation S-X 210.1-02(w).